UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2018

Petrogress, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55854	27-2019626
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

757 Third Avenue, Suite 2110

New York, New York 10017

(Address of principal executive offices) (Zip Code)

(212) 376-5228

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 8.01   Other Events.

Effective as of July 13, 2018, Petrogress, Inc.’s (the “Company”) wholly owned subsidiary, Petronav Carriers LLC (“Petronav Carriers”), changed its domicile from Delaware to the Republic of the Marshall Islands (the “Redomiciliation”). As a result of the Redomiciliation, Petronav Carriers is now a limited liability company formed under the laws of the Republic of the Marshall Islands.

The Redomiciliation was consummated for tax purposes. Petronav Carriers continues to be a wholly owned subsidiary of the Company engaged in the business of managing day-to-day operations of Petronav Carriers’ beneficially-owned affiliated tanker fleet, currently consisting of four vessels. The Redomiciliation did not result in any change in Petronav Carriers’ headquarters, business, jobs, management, location of any officers or facilities, number of employees, assets, liabilities or net worth (other than as a result of the costs incident to the Redomiciliation, which are not material). Management, including all directors and officers, of Petronav Carriers remain the same immediately after the Redomiciliation. The Company will continue to manage its fleet from its business office at Piraeus, Greece.

The Company’s filing under this Item 8.01 is not an admission as to the materiality of any information reported under this Item 8.01 that is required to be disclosed solely by Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROGRESS, INC.

	By:	/s/ Christos Traios
Dated: July 27, 2018	Name:	Christos Traios
	Title:	President, Chief Executive Officer, Acting Chief Financial Officer and Sole Director